EXHIBIT 99.1

21st Century Holding Company Reports Second Quarter 2008 Financial Results and Growth Strategies

LAUDERDALE LAKES, Fla., Aug. 6, 2008 (PRIME NEWSWIRE) -- 21st Century Holding Company (the "Company") (Nasdaq:TCHC) today reported results for the quarter ended June 30, 2008 (see attached tables).

For the three months ended June 30, 2008, the Company reported a net loss of $2,500,031, or $0.31 per share on 7,974,053 average undiluted shares outstanding, as compared to net income of $10,478,429, or $1.32 per share on 7,930,964 average undiluted shares outstanding in the same three month period last year. On a diluted share basis, the Company reported a net loss of $0.31 per share, based on 7,974,053 average diluted shares outstanding for the same three month period, as compared to $1.31 per share, based on 8,014,947 average diluted shares outstanding for the three months ended June 30, 2007. Included in the loss for the three months ended June 30, 2008 is the recognition of an "other than temporary loss" in our investment portfolio in accordance with Financial Accounting Standard 115. The recognition of this loss resulted in a $4.7 million write down in securities held by the Company. Without this write down earnings would have been approximately $0.06 cents per share on a fully diluted basis.

For the six months ended June 30, 2008, the Company reported net income of $1,808,558, or $0.23 per share on 7,944,305 undiluted shares versus net income of $11,321,234, or $1.42 per share on 7,944,933 undiluted shares in the same six month period last year. On a diluted share basis, the Company reported earnings of $0.23 per share, based on 7,975,057 average diluted shares outstanding for the same six month period, as compared to $1.40 per share, based on 8,099,187 average diluted shares outstanding for the six months ended June 30, 2007.

Net premiums earned decreased $9.4 million or 37.7% to $15.5 million for the three months ended June 30, 2008, as compared to $24.8 million for the same three-month period last year. Net premiums earned decreased $13.1 million or 27.8% to $34.1 million for the six months ended June 30, 2008, as compared to $47.2 million for the same six month period last year. The erosion of premium is due primarily to the soft market conditions prevailing in the state of Florida, led by Citizens Property Insurance Corporation ("Citizens"), the state run insurance company.

Total revenues decreased $19.1 million or 55.3% to $15.4 million for the three months ended June 30, 2008, as compared to $34.5 million for the same three-month period last year. Total revenues decreased $24.6 million or 41.0% to $35.5 million for the six months ended June 30, 2008, as compared to $60.1 million for the same six month period last year.

The Company is pleased to announce the following growth strategies scheduled to be implemented by year end 2008.

Federated National Insurance Company ("Federated National"), a wholly owned subsidiary of the Company, is currently in the process of seeking approval from the Florida Office of Insurance Regulation ("OIR") to assume up to approximately $45 million in premiums from Citizens. Pending OIR approval, Federated National is expected to assume these policies during the fourth quarter of this year.

Federated National is in the process of expanding its certificate of authority and is applying for approval to write the Commercial Multi-Peril line of business. This authority will allow for the sale of commercial residential policies and, if granted, should start with an initial Citizens assumption of up to approximately $15 million in premiums. Federated National also has a separate application in process to assume up to approximately $30 million in premiums from personal residential polices. Pending the required regulatory approvals, this should result in an immediate increase in premiums starting in the fourth quarter of 2008 and, due to reinsurance optimization, improve Federated National's ability to deliver a profitable and more competitive rate in the marketplace.

American Vehicle Insurance Company ("American Vehicle"), another wholly owned subsidiary of the Company, expects to sign an agreement with a carrier that has an "A" rating from A.M. Best. This agreement would increase American Vehicle's marketability of its insurance policies and assist in expanding its current products into new states.

Michael H. Braun, the Company's Chief Executive Officer, said, "While second quarter earnings were disappointing, I feel that we are well positioned to grow our company by executing these strategies, while continuing our practice of disciplined underwriting."

The Company will hold an investor conference call at 4:30 p.m. (ET) today, August 6, 2008. Mr. Braun and Mr. Peter J. Prygelski, the Company's CFO, will discuss the financial results and review the outlook for the Company. Messrs. Braun and Prygelski invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID #57711029. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A replay of the conference call will be available for 7 days at 800-642-1687.

About the Company

The Company, through its subsidiaries, underwrites commercial general liability insurance, homeowners' property and casualty insurance, flood insurance and personal automobile insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the states of Alabama, Louisiana and Texas for more than 300 classes of business, including special events. The Company is approved to operate as a surplus lines/non-admitted carrier in the states of Arkansas, California, Georgia, Kentucky, Maryland, Missouri, Nevada, Oklahoma, South Carolina and Virginia and offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers' lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to Federated National's ability to obtain regulatory approval from the OIR to assume up to $45 million in premiums from Citizens, American Vehicles' ability to execute an agreement with an "A" rated A.M. Best carrier and expand its products into new states, risks and uncertainties related to estimates, assumptions and projections relating to unpaid losses and loss adjustment expenses and other accounting policies, and in other estimates, assumptions and projections contained in this Form 10-Q; inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new regulations adopted in Florida which affect the property and casualty insurance market; the costs of reinsurance and the collectibility or reinsurance, assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us, including the terms of any settlements; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for loss and loss adjustment expense; insurance agents; claims experience; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by us in this report, and our other filings with the SEC, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2007. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

                     21st CENTURY HOLDING COMPANY
                 Consolidated Statements of Operations
                              (Unaudited)

                 Three Months Ended June 30,  Six Months Ended June 30,
                 -------------------------  ---------------------------
 Revenue:           2008          2007         2008            2007
                 -----------  ------------  ------------  ------------
  Gross premiums
   written       $27,240,913  $ 44,461,504  $ 54,844,309  $ 93,652,233
  Gross premiums
   ceded          (8,232,878)  (15,803,043)   (8,232,814)  (15,808,830)
                 -----------  ------------  ------------  ------------

    Net premiums
     written      19,008,035    28,658,461    46,611,495    77,843,403
                 -----------  ------------  ------------  ------------

 (Decrease) in
   prepaid
   reinsurance
   premiums       (2,366,330)     (845,752)  (13,520,164)  (17,817,830)
 (Increase)
  decrease
  in unearned
  premiums        (1,182,970)   (2,999,006)      973,245   (12,838,842)
                 -----------  ------------  ------------  ------------
    Net change in
     prepaid
     reinsurance
     premiums and
     unearned
     premiums     (3,549,300)   (3,844,758)  (12,546,919)  (30,656,672)
                 -----------  ------------  ------------  ------------

     Net premiums
      earned      15,458,735    24,813,703   34,064,576    47,186,731
  Commission
   Income            964,288     5,986,697    1,027,049     6,491,356
  Finance revenue     91,518       159,950      177,267       346,611
  Managing general
   agent fees        530,242       803,834    1,029,423     1,422,045
  Net investment
   income          1,899,407     2,131,326    3,775,434     3,699,936
  Net realized
   investment
   (losses) gains (4,663,912)       80,087   (6,313,289)      (48,045)
  Regulatory
   assessments
   recovered         912,430       414,724    1,234,335       681,724
  Other income       234,704       102,496      474,252       297,494
                 -----------  ------------  -----------  ------------

    Total
     revenue      15,427,412    34,492,817   35,469,047    60,077,852
                 -----------  ------------  -----------  ------------

 Expenses:
  Loss and loss
   adjustment
   expenses       12,493,367     9,657,700   20,367,699    23,760,355
  Operating and
   underwriting
   expenses        1,473,439     3,099,590    3,028,610     7,065,363
  Salaries and
   wages           1,762,957     1,733,616    3,521,469     3,289,868
  Interest expense         --        60,253           --       145,253
  Policy
   acquisition
   costs, net of
   amortization    3,787,474     4,908,566    7,623,315     9,516,530
                 -----------  ------------  -----------  ------------

    Total
     expenses     19,517,237    19,459,725   34,541,093    43,777,369
                 -----------  ------------  -----------  ------------

 (Loss) income
  before
  provision for
  income tax
  (benefit)
  expense         (4,089,825)   15,033,092      927,954    16,300,483
 Provision for
  income tax
  (benefit)
  expense         (1,589,794)    4,554,663     (880,604)    4,979,249
                 -----------  ------------  -----------  ------------
   Net (loss)
   income        $(2,500,031) $ 10,478,429  $ 1,808,558  $ 11,321,234
                 ===========  ============  ===========  ============
 Basic net (loss)
  income per
  share          $     (0.31) $       1.32  $      0.23  $       1.42
                 ===========  ============  ===========  ============
 Fully diluted
  net (loss)
  income per
  share          $     (0.31) $       1.31  $      0.23  $       1.40
                 ===========  ============  ===========  ============

 Weighted average
  number of
  common shares
  outstanding      7,974,053     7,930,964    7,944,305     7,944,933
                 ===========  ============  ===========  ============

 Weighted average
  number of
  common shares
  outstanding
  (assuming
  dilution)        7,974,053     8,014,947    7,975,057     8,099,187
                 ===========  ============  ===========  ============

 Dividends paid
  per share      $      0.18  $       0.18  $      0.36  $       0.36
                 ===========  ============  ===========  ============

                     21st CENTURY HOLDING COMPANY
                          Other Selected Data
                              (Unaudited)

 Balance Sheet
 -------------
                                               Period Ending
                                        06/30/08          12/31/07
                                      ------------      ------------
 Total Cash & Investments             $167,177,874      $158,748,019
 Total Assets                         $212,601,990      $219,360,763
 Unpaid Loss and Loss Adjustment
  Expense                              $58,347,345       $59,684,790
 Total Liabilities                    $129,776,081      $138,104,140
 Total Shareholders' Equity            $82,825,909       $81,256,623
 Common Stock Outstanding                8,013,894         7,871,234
 Book Value Per Share                       $10.34            $10.32

Premium Breakout
----------------

                           3 Months Ending          6 Months Ending
Line of Business          6/30/08   6/30/07        6/30/08   6/30/07
----------------          -------   -------        -------   -------
                        (Dollars in thousands)   (Dollars in thousands)

Homeowners'               $19,931   $34,096        $39,920   $73,959
Commercial General
 Liability                  7,235    10,075         14,590    18,225
Automobile                     75       291            334     1,468
                          -------   -------        -------   -------

Gross Written Premiums    $27,241   $44,462        $54,844   $93,652
                          =======   =======        =======   =======

 Commercial General Liability
  Written Premium by State
 ----------------------------

                            3 Months Ending        6 Months Ending
 State                    6/30/08    6/30/07      6/30/08    6/30/07
 -----                    -------    -------      -------   -------
                        (Dollars in thousands)  (Dollars in thousands)
 Alabama                  $    28        $--      $    72       $--
 Arkansas                       4         --           12        --
 California                   104         --          200        --
 Florida                    4,510      6,881        9,394    12,505
 Georgia                      143        295          329       592
 Kentucky                       1          4            1         5
 Louisiana                  1,330      1,481        2,514     2,682
 South Carolina                28         43           60        87
 Texas                      1,090      1,354        2,000     2,322
 Virginia                      (3)        17            8        32
                          -------    -------      -------   -------

 Gross Written Premiums   $ 7,235    $10,075      $14,590   $18,225
                          =======    =======      =======   =======

 Loss Ratios
 -----------
                           3 Months Ending        6 Months Ending
 Line of Business       06/30/08    06/30/07    06/30/08    06/30/07
 ----------------       --------    --------    --------    --------
 Homeowners'              77.50%      37.50%      54.96%      52.30%
 Commercial General
   Liability              91.02%      40.00%      70.42%      36.10%
 Automobile             (114.70)%     54.70%     (45.09)%    135.20%
 All Lines                80.81%      38.90%      59.79%      50.30%

CONTACT:  21st Century Holding Company
          Peter J. Prygelski, CFO
          (954) 308-1252
          (954) 581-9993